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                                EXHIBIT (23)(A)
                                ---------------
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                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of CNB Bancshares, Inc. on Form S-4 of our report dated January 26, 1996, appearing in the Annual Report, which will be incorporated by reference in Form 10-K of CNB Bancshares, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Geo. S. Olive & Co. LLC



Geo S. Olive & Co. LLC
Evansville, Indiana
March 6, 1996